                                   Exhibit 12

                         Continental Global Group, Inc.
                Computation of Ratio of Earnings to Fixed Charges

                        (In thousands, except for ratios)



                                                                 Years ended December 31
                                              --------------------------------------------------------------
                                                  1997              1996        1995       1994       1993

Computation of Earnings:
Income before extraordinary item and
   foreign income taxes                           8,181             8,940      11,785      3,616      3,731
Add:
   Interest expense                              11,979  (1)        2,889       2,506      1,493      1,214
   Amortization of deferred financing costs
                                                      -                27          16          8          8
   Portion of rent expense representative
     of an interest factor                          523               407         455        310        268
                                              --------------------------------------------------------------

Earnings                                         20,683            12,263      14,762      5,427      5,221
                                              ==============================================================

Computation of Fixed Charges:
   Interest expense                              11,979             2,889       2,506      1,493      1,214
   Amortization of deferred financing costs
                                                      -                27          16          8          8
   Portion of rent expense representative
     of an interest factor                          523               407         455        310        268
                                              --------------------------------------------------------------

Fixed Charges                                    12,502             3,323       2,977      1,811      1,490
                                              ==============================================================

Ratio of Earnings to Fixed Charges                 1.65              3.69        4.96       3.00       3.50
                                              ==============================================================

 (1) Amortization of deferred financing costs of $390 is included in 1997 interest expense.